Exhibit 3.100

F0100 - Page 1 of 2

OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Certificate of Formation

The undersigned, pursuant to Senate Bill No. 2395, Chapter 402, Laws of 1994, hereby executes the following document and sets forth:

1. Name of the Limited Liability Company

⇒ Grand Casinos of Mississippi, LLC - Gulfport

2. The future effective date is (Complete if applicable)

3. Federal Tax ID

⇒ Applied For

FILED 09/29/1998 ERIC CLARK Secretary of State State of Mississippi

4. Name and Street Address of the Registered Agent and Registered Office is

⇒ Name: CT Corporation System

⇒ Physical Address: 631 Lakeland East Drive

⇒ P.O. Box:

⇒ City, State, ZIPS, ZIP4: Flowood | MS | 39208-

5. If the Limited Liability Company is to have a specific date of dissolution, the latest date upon which the Limited Liability Company is to dissolve

⇒

6. Is full or partial management of the Limited Liability Company vested in a manager or managers? (Mark appropriate box)

⇒ [X] Yes [ ] No

7. Other matters the managers or members elect to include

⇒

⇒

Rev. 01/96

F0100 - Page 2 of 2

OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Certificate of Formation

By: Signature [signature] (Please keep writing within blocks)

Printed Name: Thomas B. Shepherd III | Title: ORGANIZER

Street and Mailing Address

⇒ Physical Address: 633 North State Street

⇒ P.O. Box: 427

⇒ City, State, ZIP5, ZIP4: Jackson | MS | 39205-0427

By: Signature (Please keep writing within blocks)

Printed Name: | Title:

Street and Mailing Address

⇒ Address:

⇒ P.O. Box:

⇒ City, State, ZIP5, ZIP4: | | -

Rev. 01/96

F0102 - Page 1 of 2

OFFICE OF THE MISSISSIPPI SECRETARY OF STATE

P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333

Certificate of Merger

The undersigned Limited Liability Companies, pursuant to Senate Bill 2395, Chapter 402, Laws of 1994, hereby execute the following Certificate of Merger and set forth

1. The names and jurisdiction of formation or organization of the Limited Liability Companies

⇒

FILED 12/21/1998 ERIC CLARK Secretary of State State of Mississippi

2. The plan or agreement of merger has been approved and executed by each party to the merger

3. The name of the surviving Limited Liability Company

⇒ Grand Casinos of Mississippi, LLC - Gulfport

4. The future effective date is (Complete if applicable)

⇒ 5:00 p.m. on December 21, 1998

5. The plan or agreement of merger. (Attach agreement or plan)

6. The Secretary of State of Mississippi is appointed the registered agent of this Limited Liability Company for service process in a proceeding to enforce any obligation of each domestic Limited Liability Company party to the merger. (Applicable only if the surviving organization is a Foreign Limited Liability Company.)

⇒ Name of Limited Liability Company: Grand Casinos of Mississippi, LLC - Gulfport

By Signature: [signature] (Please keep writing within blocks)

Printed Name: Timothy J. Cope

Title: Chief Financial Officer

Rev 01/96

F0102 - Page 2 of 2

OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Certificate of Merger

Street and Mailing Address

⇒ Physical Address	11975 Seaway Road
⇒ P.O. Box	
⇒ City, State, ZIP5, ZIP4	Gulfport / MS / 39503 -
⇒ Name of Limited Liability Company	Grand Casinos of Mississippi, LLC - Interim Gulfport

By: Signature (signed) (Please keep writing within blocks)

Printed Name: Timothy J. Cope   Title: Chief Financial Officer

Street and Mailing Address

⇒ Physical Address	11975 Seaway Road
⇒ P.O. Box	
⇒ City, State, ZIP5, ZIP4	Gulfport / MS / 39503 -

Rev. 01/96

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement and Plan of Merger”), dated as of the 21st day of December, 1998, is made and entered into by and between Grand casinos of Mississippi, LLC – Gulfport, a Mississippi limited liability company (the “Surviving LLC”) and Grand Casinos of Mississippi, LLC – Interim Gulfport, a Minnesota limited liability company (the “Merging LLC”) (such limited liability companies being sometimes collectively referred to hereinafter as the “Constituent LLCs”).

WITNESSETH:

WHEREAS, the Constituent LLCs are engaged in the business of owning and operating gaming establishments and related hotels and entertainment and other amenities; and

WHEREAS, pursuant to an Agreement and Plan of Merger dated as of June 30, 1998 (the “Merger Agreement”), Grand Casinos, Inc. (“Grand”), the ultimate parent of each of the Constituent LLCs, and Hilton Hotels Corporation (“Hilton”) have agreed to a merger transaction and other related transactions (the “Transactions”) in which Grand will merge with an acquisition subsidiary of Park Place Entertainment Corporation (“Park Place”), resulting in Grand becoming a wholly-owned subsidiary of Park Place.

WHEREAS, as part of the Transactions, the Constituent LLCs are to merge into a single entity (i.e., the Surviving LLC); and

WHEREAS, the Constituent LLCs desire to effect a merger of the Merging LLC with and into the Surviving LLC pursuant to provisions of the Mississippi Limited Liability Company Act (the “Mississippi Act”) and the Minnesota Limited Liability Company Act (the “Minnesota Act”).

NOW THEREFORE, in consideration of the approval of the agreements herein contained, the parties agree that the Merging LLC shall be merged with and into the Surviving LLC, and that the terms and conditions of such merger shall be as hereinafter set forth.

I.

THE MERGER

1.1 Effective Time of Merger. The effective time of Merger (“Effective Time”) shall be at 5:00 p.m. on the 21st of December, 1998 (“Effective Date”).

1.2 Surviving LLC. Subject to the terms and provisions of this Agreement and Plan of Merger, and in accordance with the Mississippi Act, and subject to approval of this Agreement and Plan of Merger by the Board of Managers and the Member of the Surviving LLC and the Board of Governors and Member of the Merging LLC at the Effective Time on the Effective Date the Merging LLC shall be merged with and into the Surviving LLC (the “Merger”). The Surviving LLC shall be the surviving limited liability company of the Merger and shall continue its existence under the laws of the State of Mississippi. The Surviving LLC’s registered office in the state of Mississippi is located at 631 Lakeland East Drive, Flowood, Mississippi 39208, and the name of its registered agent in the State of Mississippi is CT Corporation Systems.

1.3 Certificate of Merger; No Amendments to Certificate of Formation or Limited Liability Company Agreement. The Surviving LLC shall deliver to the Mississippi Secretary of State a Certificate of Merger and the Constituent LLCs shall deliver to the Minnesota Secretary of State Articles of Merger and this Agreement and Plan of Merger signed by each of the Constituent LLCs, and at the Effective Time on the Effective Date, the separate existence of the Merging LLC shall cease. There shall be no changes or amendments to the Certificate of Formation or the Limited Liability Company Operating Agreement of the Surviving LLC as a result of the Merger or this Agreement and Plan of Merger.

1.4 Effects of the Merger. The Merger shall have the effects provided for herein and in Section 79-29-209 of the Mississippi Act and Sections 332B.70 through 322B.76 of the Minnesota Act.

II.

TRANSFER OF ASSETS AND LIMITED LIABILITY COMPANY INTERESTS

2.1 Assets and Liabilities. At the Effective Time on the Effective Date pursuant to Section 79-29-209(9) of the Mississippi Act and Section 322B.75 of the Minnesota Act, all rights, privileges and powers of the Merging LLC, and all property, real, personal and mixed, and all debts due to the Merging LLC, as well as other things and causes of action belonging to the Merging LLC shall be vested in the Surviving LLC, and shall thereafter be the property of the Surviving LLC, and all debts, liabilities and duties of the Merging LLC shall be assumed by and attached to the Surviving LLC.

2.2 Membership Interests or Units. At the Effective Time on the Effective Date the outstanding Membership Interest in the Merging LLC (of which there is only one (1) Membership Interest outstanding which is owned by Grand) shall be terminated and canceled and thereafter all of the outstanding Membership Units in the Surviving LLC shall be owned as follows:

Grand Casinos, Inc.	One (1)

III.

MISCELLANEOUS

3.1 Entire Agreement. This Agreement and Plan of Merger supersedes any other agreement, whether written or oral, that may have been made or entered into by the Merging LLC or the Surviving LLC relating to the matters contemplated hereby. This Agreement and Plan of Merger constitutes the entire agreement by and between the parties on the subject hereof and there are no agreements or commitments except as expressly set forth herein.

3.1.1 Service of Process. The Surviving LLC hereby agrees to be served with process in the State of Minnesota in any proceeding for the enforcement of an obligation of a constituent organization and in any proceeding for the enforcement of the right of a dissenting owner of an ownership interest in a constituent organization against the Surviving LLC and irrevocably appoints the Minnesota Secretary of State to accept such service of Process. The Minnesota Secretary of State shall forward any such service of process to CT Corporation Systems, 631 Lakeland East Drive, Flowood, Mississippi 39208.

3.1.2 Dissenting Owners. At the Effective Time on the Effective Date, the sole member of the Merging LLC is Grand and Grand has approved and consented to the merger of the Merging LLC with and into the Surviving LLC and there will not be any members entitled to dissent or seek payment for their ownership interests.

3.2 Applicable Law. This Agreement and Plan of Merger and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Mississippi.

3.3 Execution in Counterparts. This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

3.4 Titles and Headings. Titles and headings to articles and sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement and Plan of Merger.

3.5 Partial Invalidity. If any term or provision of this Agreement and Plan of Merger or the application thereof to any party or circumstance shall, to any extent, be held invalid and unenforceable, the remainder of this Agreement and Plan of Merger, or the application of such term or provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement and Plan of Merger shall be valid and enforceable to the fullest extent permitted by law.

3.6 Right to Abandon Merger. The Board of Managers or the Members of each of the Constituent LLCs shall each have the power, in their discretion, to abandon the Merger prior to the filing of the Certificate of Merger with the Mississippi Secretary of State.

IN WITNESS WHEREOF, the Merging LLC and the Surviving LLC have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers as of the date first above written.

MERGING LLC:

GRAND CASINOS OF MISSISSIPPI, LLC - INTERIM GULFPORT

By:	/s/ Timothy J. Cope
Timothy J. Cope, Chief Financial Officer

SURVIVING LLC:

GRAND CASINOS OF MISSISSIPPI, LLC - GULFPORT

By:	/s/ Timothy J. Cope
Timothy J. Cope, Chief Financial Officer